Exhibit 2.1 Amended and Restated Bank Merger Agreement and Contract for Union

                              AMENDED AND RESTATED
                  BANK MERGER AGREEMENT AND CONTRACT FOR UNION

         AMENDED AND RESTATED BANK MERGER AGREEMENT AND CONTRACT FOR UNION, dated July 7, 2005 (the "Agreement"), pursuant to the Revised Statutes Annotated of the State of New Hampshire (the "NHRSA") and Section 215a of the National Bank Act (the "NBA"), by and between The Berlin City Bank, a New Hampshire-chartered trust company ("BCB"), and The Pemigewasset National Bank of Plymouth, New Hampshire, a national banking association ("PNB").

         WHEREAS, BCB and PNB are both wholly owned subsidiaries of Northway Financial, Inc. ("NFI");

         WHEREAS, BCB, PNB and NFI all have concluded that, to achieve certain marketing, branding and cost efficiencies, the merger of PNB into BCB (the "Bank Merger") is desirable and advantageous;

         WHEREAS, BCB and PNB, to effect the Bank Merger, entered into a Bank Merger Agreement and Contract for Union, dated as of May 31, 2005 (the "Original Agreement"); and

         WHEREAS, BCB, PNB and NFI have determined that it is in the best interests of BCB and PNB to amend the Original Agreement to reflect a change in the Effective Time of the Agreement from 8:59 a.m. to 8:29 a.m. on October 1, 2005, but that all other terms of the Agreement and Contract should and shall remain unchanged.

         NOW, THEREFORE, for $1 and other good and valuable consideration, the sufficiency of which is hereby acknowledged by both parties, BCB and PNB hereby agree as follows:

                                   ARTICLE I
                                THE BANK MERGER

         1.01 THE BANK MERGER. The constituent corporations to the Bank Merger shall be BCB and PNB. Subject to the terms and conditions of this Agreement, in accordance with Chapter 388 of the NHRSA and Section 215a of the NBA, each as in effect at the Effective Time (as defined in Section 1.02 hereof), PNB shall merge with and into BCB. BCB shall be the surviving corporation (sometimes referred to herein as the "Surviving Bank") of the Bank Merger and shall continue its corporate existence as a New Hampshire-chartered trust company under the NHRSA following consummation of the Bank Merger. Upon consummation of the Bank Merger, the separate corporate existence of PNB shall cease.

         1.02 EFFECTIVE TIME. The Bank Merger shall become effective on the date that this Agreement is filed with the Secretary of State of the State of New Hampshire or on such other date as is designated in the filing. The term "Effective Time" shall be the date and time when the Bank Merger becomes effective. BCB and PNB will use their respective best efforts to cause the Effective Time of the Bank Merger to be at 8:29 a.m. (which is before the opening of business) on October 1, 2005.

         1.03 EFFECTS OF THE BANK MERGER. At and after the Effective Time, the Bank Merger shall have the effects provided herein and set forth in the applicable provisions of the NHRSA. Without limiting the generality of the foregoing and subject thereto, all the property, rights, privileges, powers and franchises of PNB and BCB shall vest in BCB as the Surviving Bank, and all debts, liabilities (including deposit liabilities), obligations, restrictions, disabilities and duties of PNB and BCB shall become the debts, liabilities (including deposit liabilities), obligations, restrictions, disabilities and duties of BCB as the Surviving Bank.

         1.04 ARTICLES OF AGREEMENT. At the Effective Time, the Articles of Agreement of BCB, as in effect immediately prior to the Effective Time, shall be the Articles of Agreement of BCB as the Surviving Bank, until thereafter amended in accordance with applicable law and such Articles of Agreement.

         1.05 BY-LAWS. At the Effective Time, the By-Laws of BCB, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Bank until thereafter amended in accordance with applicable law, the Articles of Agreement of the Surviving Bank and such By-Laws.

         1.06 NAME. At the Effective Time, the name of the Surviving Bank shall be changed to "Northway Bank," until thereafter changed in accordance with applicable law and the Articles of Agreement of the Surviving Bank.

         1.07 CAPITAL STOCK. Unless otherwise determined by BCB prior to the Effective Time by delivery to PNB of an addendum to this Agreement, from and after the Effective Time, the total number of shares and the par value of each class of stock that the Surviving Bank shall be authorized to issue shall be one hundred fifty thousand (150,000) shares of common stock, par value $5.00 per share and fifty thousand (50,000) shares of preferred stock, par value $1.00 per share, until thereafter amended in accordance with applicable law and the Articles of Agreement of the Surviving Bank.

         1.08 DIRECTORS AND OFFICERS. At the Effective Time, the initial directors and officers of the Surviving Bank shall be the directors and officers of BCB immediately prior to the Effective Time. The senior executive officers and directors of the Surviving Bank at the Effective Time shall be those named on Schedule A attached hereto, each to hold office in accordance with the Articles of Agreement and By-Laws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

         1.09 MAIN OFFICE. At the Effective Time, the main office of the Surviving Bank shall be located in Berlin, New Hampshire.

                                   ARTICLE II
                             CANCELLATION OF SHARES

         Each share of common stock, par value $25.00 per share, of PNB issued and outstanding immediately prior to the Effective Time shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be canceled.

                                  ARTICLE III
                                REPRESENTATIONS

         Each of BCB and PNB represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof.

                                   ARTICLE IV
                             CONDITIONS TO CLOSING

         Consummation of the Bank Merger contemplated hereunder is conditioned upon the satisfaction of all conditions set forth below:

           (i) that all representations of BCB and PNB remain true, or any breach thereof has been cured in accordance with Article V (ii) herein;

          (ii) that all approvals required for the consummation of the Bank Merger from the Federal Deposit Insurance Corporation ("FDIC") shall have been obtained;

         (iii) that all approvals required for the consummation of the Bank Merger from the Commissioner of the New Hampshire Banking Department (the "Commissioner") shall have been obtained and that modifications, if any, to the terms and conditions of this Agreement prescribed by the Commissioner shall have been made.

                                   ARTICLE V
                                  TERMINATION

         This Agreement may be terminated and the Bank Merger and the other transactions contemplated by the Agreement may be abandoned at any time prior to the Effective Time:

           (i) by mutual consent of BCB and PNB;

          (ii) by either BCB or PNB for a material breach on the part of the other party of any representation, warranty or covenant contained in the Agreement that (a) is not cured within 30 days after the giving of written notice to the breaching party of such breach or (b) by its nature cannot be cured prior to the Effective Time; and

         (iii) by either BCB or PNB if an approval of either of the FDIC or the Commissioner required for consummation of the Bank Merger is denied by final, nonappealable action of the FDIC or the Commissioner, as the case may be, or if any governmental entity of competent jurisdiction has issued a final, nonappealable order enjoining or otherwise prohibiting the consummation of the Bank Merger.

         IN WITNESS WHEREOF, BCB and PNB have each caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the day and year first above written.

                                      THE BERLIN CITY BANK

                                      By:
                                          --------------------------------------
                                          Name:    William J. Woodward
                                          Title:   Chairman, President and
                                                   Chief Executive Officer

Attest:
                                      By:
                                          --------------------------------------
-------------------------                 Name:    Richard P. Orsillo
Joseph N. Rozek                           Title:   Chief Financial
Clerk                                              Officer and Treasurer

                                      THE PEMIGEWASSET NATIONAL BANK OF
                                      PLYMOUTH, NEW HAMPSHIRE

                                      By:
                                          --------------------------------------
                                          Name:    William J. Woodward
                                          Title:   President and Chief Executive
                                                   Officer

Attest:

-------------------------
Joseph N. Rozek                       By:
                                          --------------------------------------
Assistant Secretary                       Name:    Richard P. Orsillo
                                          Title:   Chief Financial Officer and
                                                   Treasurer


                                                                                                         Schedule A

                             Senior Executive Officers and Directors of Northway Bank
                                            (Subsequent to the Merger)

Senior Executive Officers:
----------------------------------------------------------------------------------------------------------------------
                                                                                          Years Experience
----------------------------------------------------------------------------------------------------------------------
Name                                Title                                       NWFI &           Banking
                                                                                Affiliates
----------------------------------------------------------------------------------------------------------------------
William J. Woodward                 Chairman, President & CEO                                30                    30
----------------------------------------------------------------------------------------------------------------------
Robert F. Howe                      SVP/Retail Lending                                        6                    40
----------------------------------------------------------------------------------------------------------------------
Ronald P. Goudreau                  SVP/Operations Officer                                   17                    29
----------------------------------------------------------------------------------------------------------------------
Richard J. Brunelle                 SVP/Senior Lender Commercial                             14                    39
----------------------------------------------------------------------------------------------------------------------
John A. Gobel                       SVP/Senior Technology Officer                             1                     6
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Richard P. Orsillo                  SVP/CFO & Treasurer                                       6                    35
----------------------------------------------------------------------------------------------------------------------
John H. Stratton, Jr.               SVP/Retail Banking                                       15                    34
----------------------------------------------------------------------------------------------------------------------
Joseph N. Rozek                     Clerk                                                    33                    33
----------------------------------------------------------------------------------------------------------------------

Directors:
----------------------------------------------------------------------------------------------------------------------

                                                                                                    Shares of Holding
                                                                                                    Company Common
                                                                                                    Stock Owned at
Name                                Address                      Principal Occupation               4/1/05
----------------------------------------------------------------------------------------------------------------------
Fletcher W. Adams                   9 Main Street                Vice-Chairman of the Board,
                                    Berlin, NH 03570             Northway Financial, Inc,;
                                                                 Chairman of the Board, The
                                                                 Pemigewasset National Bank of
                                                                 Plymouth, New Hampshire                       54,500
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Frederick C. Anderson               579 Tenney Mountain Highway  President & CEO, NH Electric
                                    Plymouth, NH 03264           Cooperative, Inc.                              1,145
----------------------------------------------------------------------------------------------------------------------
Stephen G. Bouche                   35 Meadowbrook Drive         Chief Executive Officer and
                                    Milford, MA 03055            Chairman of the Board, Airmar
                                                                 Technology Corp.                                 250
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Arnold P. Hanson, Jr.               PO Box 67                    President, Isaacson
                                    40 Jericho Road              Structural Steel, Inc.
                                    Berlin, NH 03570                                                           19,312
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Barry J. Kelly                      PO Box 7                     President, White Mountain
                                    30 East Milan Road           Lumber, Co.
                                    Berlin, NH 03570                                                           42,439
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Randall G. Labnon                   PO Box 220                   General Manager, Town &
                                    Gorham, NH  03581            Country Motor Inn                              3,072
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John H. Noyes                       PO Box 420                   President, Noyes Insurance
                                    63 Main Street               Agency, Inc.; President,
                                    Plymouth, NH 03264           Central Square Insurance, Inc.                22,708
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Brien L. Ward                       PO Box 1                     Attorney
                                    74 Cottage Street
                                    Littleton, NH 03561                                                           167
----------------------------------------------------------------------------------------------------------------------
William J. Woodward                 9 Main Street                Chairman of the Board,
                                    Berlin, NH 03570             President, Chief Executive
                                                                 Officer, Northway Financial,
                                                                 Inc. and The Berlin City
                                                                 Bank; Chief Executive Officer
                                                                 and President, The
                                                                 Pemigewasset National Bank of
                                                                 Plymouth, New Hampshire                       89,088
----------------------------------------------------------------------------------------------------------------------